UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 3, 2026

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0763496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(Address of principal executive offices and zip code)

(405) 810-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BSVN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on July 1, 2026, Bank7 Corp. (the “Company”) and MCA Financial Group, LTD., and specifically Morris C. Aaron and/or Keith Bierman, solely in its/their capacity as court-appointed receiver (the “Receiver”), acting on behalf of the Receivership Estate appointed pursuant to orders of the United States District Court for the District of Arizona (the “Court”) entered in KS StateBank Corporation v. Kathleen K. Peters, et al., Case No. CV-25-02576-PHX-ROS (the “Receivership Proceeding”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to purchase 237,136 shares of common stock of Century Financial Services Corporation (“Century”), a New Mexico corporation and registered bank holding company, and any additional shares of Century that are subject to the Receivership Proceeding, estimated at approximately 71% of the outstanding shares of common stock of Century, (collectively, the “Shares”) for a cash purchase price of $68.0 million (the “Purchase Price”). Pursuant to the terms of the Purchase Agreement, the sale of the Shares was subject to the receipt of higher and better offers pursuant to bidding procedures approved by the Court in connection with a Court-supervised auction to determine the successful bidder. The Company previously disclosed its entry into the Purchase Agreement in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2026.

The Receiver held the Court-supervised auction on September 3, 2026 pursuant to the bidding procedures approved by the Court (the “Auction”). At the conclusion of the Auction, the Receiver determined that the final bid submitted by the Company of $91.0 million, inclusive of a breakup fee credit of approximately $2.0 million, resulting in a net cash purchase price of approximately $89.0 million, was the highest or otherwise best bid and designated the Company as the successful bidder.

A copy of the press release issued by the Company on September 3, 2026, announcing the results of the Auction and related matters is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Dated: September 3, 2026	By: /s/ Kelly J. Harris
Kelly J. Harris
Chief Financial Officer